Contacts:	For Media:	John Calagna 212-578-6252 jcalagna@metlife.com

	For Investors:	Kevin Helmintoller 212-578-5140 helmintoller@metlife.com

METLIFE PROVIDES 2003-2005 OPERATING EARNINGS GUIDANCE

NEW YORK, December 11, 2002 – MetLife, Inc. (NYSE: MET) today announced that it will provide operating earnings per share guidance (EPS) during the company’s third annual investor conference. The investor conference will be held today from 8:00 a.m. to approximately 5:00 p.m. (EST), and will be available via a live audio and video Webcast.

MetLife’s 2003 operating EPS is expected to be in the range of $2.80 to $2.90, an increase of approximately 10% to 15% from 2002. Operating return on equity is expected to be in the range of 12.5% to 13% in 2003. The company expects to achieve 10% to 15% annual operating EPS growth through 2005 and an operating return on equity in the range of 14% to 15% by the end of that period.

“We are confident in our ability to deliver these results,” said Robert H. Benmosche, MetLife chairman and chief executive officer. “The strength and diversification of MetLife’s businesses provides us with the opportunity to grow, despite current economic conditions. Our continued focus on disciplined expense management will also help us to offset an expected increase in the company’s pension and other post-retirement benefit costs, as well as the impact from our decision to expense stock options.”

A live audio and video Webcast of the conference, along with the presentation materials, will be available at www.metlife.com (through a link on the Investor Relations page). Those who want to listen and view the conference live via the Internet should go to the Web site at least fifteen minutes prior, to register and/or download and install any necessary software. An audio and video replay of the conference will be available at MetLife’s Web site beginning shortly after the conference ends until 11:59 p.m. (EST) on December 18, 2002.

The conference and the accompanying presentation materials will include statements relating to the business, operations, management and financial results of MetLife, including additional guidance on its prospects for the remainder of 2002, as well as for 2003 through 2005.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately 12 million individuals in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 13 countries.

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This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company’s operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company’s products or services; (ix) downgrades in the company’s or its affiliates’ claims paying ability, financial strength or debt ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company’s products and establishing the liabilities for the company’s obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiv) other risks and uncertainties described from time to time in the company’s filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.